EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08025; 333-87315; 333-45680; 333-56798; 333-90136; 333-127501;) and Form S-3 (333-164896) of BankAtlantic Bancorp, Inc. of our report dated March 19, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Miami, Florida
March 19, 2010